UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2011
PMC COMMERCIAL TRUST
(Exact name of registrant as specified in its charter)

TEXAS	1-13610	75-6446078

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17950 Preston Road, Suite 600, Dallas, TX	75252

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 349-3200
NONE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On June 8, 2011, PMC Commercial Trust (the “Company”) and its wholly owned subsidiary, First Western SBLC, Inc. (“First Western”) entered into a First Amendment to Amended and Restated Credit Agreement (the “Amendment”), which amends their Amended and Restated Credit Agreement dated as of December 28, 2010 (the “Credit Agreement”), among the Company, First Western, JPMorgan Chase Bank, National Association, as a lender and as administrative agent for the lenders (in such capacity, the “Administrative Agent”) and the lenders named therein. A copy of the Credit Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities Exchange Commission on January 3, 2011 and is incorporated herein by reference.
The Amendment decreased the interest rate on our borrowings. Borrowings under the amended Credit Agreement will continue to bear interest at a floating rate plus an applicable margin depending on the type of borrowing. The applicable margin for LIBOR loans made under the Credit Agreement decreased to 2.00% from 3.00% and the applicable margin for CB Floating Rate (typically the prime rate) loans made under the Credit Agreement decreased to -0.50% from 0.00%.
The Amendment provides that the borrowings under the Credit Agreement will be unsecured. The Credit Agreement previously provided that all amounts borrowed under the Credit Agreement were secured by a security interest in, among other things, the Company’s loans receivable and the capital stock of First Western. The Amendment also extends the revolving credit facility maturity date from December 31, 2011 to June 30, 2014.
The borrowing amount available under the amended Credit Agreement is initially $30,000,000, which is subject to increase as follows: (a) on January 1, 2012, the $30,000,000 would automatically increase by $5,000,000 to $35,000,000 and (b) on January 1, 2013, the $30,000,000 or $35,000,000 (as applicable at the time) would automatically increase by $5,000,000 to $35,000,000 or $40,000,000, as applicable, provided there is no event of default or potential default on these dates and the non-performing loan ratio, as defined, is not more than 20% on these dates. The Amendment increases the initial borrowing availability of First Western from $7,500,000 to $10,000,000 (included within the total borrowing amount available of $30,000,000), which is subject to $5,000,000 increases on the same terms as stated above.
Pursuant to the Amendment, the Company ratified and confirmed its prior guarantee of the obligations of First Western under the Credit Agreement. The Credit Agreement contains customary terms and provisions (including representations and warranties, covenants, conditions and events of default) for transactions of this type. Certain covenants, among other things, limit the Company’s and its subsidiaries’ ability to incur indebtedness, grant liens, make investments and sell assets. The Amendment modifies certain of these covenants and deletes certain financial covenants including, the maximum leverage ratio, maximum non-performing loan ratio, maximum charge-off ratio and minimum asset coverage ratio.
The foregoing summary is qualified in its entirety by reference to the full text of the documents attached hereto as Exhibits 10.1, 10.2 and 10.3 to this Form 8-K, which exhibits are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above related to the Credit Agreement is incorporated in this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

10.1
First Amendment to Amended and Restated Credit Agreement among PMC Commercial Trust, First Western SBLC, Inc., and JPMorgan Chase Bank, National Association, as Administrative Agent, and the lenders named therein, dated June 8, 2011

10.2	Second Amended and Restated Revolving Note executed by PMC Commercial Trust

10.3	First Amended and Restated Revolving Note executive by First Western SBLC, Inc.

SIGNATURE
Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: June 10, 2011

PMC COMMERCIAL TRUST
By:	/s/ Barry N. Berlin
Barry N. Berlin, Chief Financial Officer